UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      October 27, 2006                    333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        52-2243048
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       55 York Street
                         Suite #401
                  Toronto, Ontario M5J 1R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 5.02  Departure of Directors or Principal
           Officers; Election of Directors; Appointment of Principal Officers.

     The Board of Directors of Yukon Gold Corporation, Inc. (the "Company") has appointed Paul A. Gorman to be the Chief Executive Officer of the Company as of October 24, 2006.
The Company also accepted the resignation of Howard Barth as President and Chief Executive Officer as of October 24, 2006. There were no disagreements between the Company and Mr. Barth with respect to the Company's operations, policies or practices. Mr. Barth will continue with the Company as a member of its Board.


Item 9.01    Financial Statements and Exhibits.

     Exhibits

     99.6  Press Release of Yukon Gold
           Corporation, Inc. dated October 27, 2006 entitled,
           "Yukon Gold Corporation, Inc. Appoints Paul Gorman as CEO and Director."


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           YUKON GOLD CORPORATION, INC.


Date: October 27, 2006     By: /s/Lisa Rose
                           Name:  Lisa Rose
                           Title:  Secretary

                         EXHIBIT 99.6

                    For Immediate Release

   Yukon Gold Corporation, Inc. Appoints Paul Gorman CEO &
                          Director

Toronto, Canada, October 27, 2006, Yukon Gold Corporation, Inc. (Yukon Gold), (TSX: YK, OTCBB: YGDC) and its Board of Directors is pleased to announce that Mr. Paul A. Gorman has been appointed to the position of Chief Executive Officer. Mr. Gorman also was appointed to fill a vacancy on the Company's Board of Directors.

Mr. Gorman is a corporate specialist who directs and drives growth-emerging companies to fully understand their market potential and properly enhance their image in their respective communities. Paul's strengths center on generating the necessary tools for small and mid sized companies to capitalize on available funding, media exposure and vertical market analysis, as well as network for new market opportunities. Paul's well honed management skills in the last ten years have led to many successes, especially in the public sector.

Prior to becoming CEO, Mr. Gorman was the Company's Vice President of Corporate Development, where he was responsible for raising capital, securing a Toronto Stock Exchange listing, writing strategic plans for business growth as well as marketing the Company to the investment community.
Mr Gorman will replace Howard S. Barth as CEO. Mr. Barth resigned as President and CEO effective as of October 24, 2006 due to personal reasons. There were no disagreements between the Company and Mr. Barth with respect to the Company's operations, policies or practices. Mr. Barth will remain as a board member of the Company and will assist Mr. Gorman and his management team in an advisory capacity.

About Yukon Gold

Yukon Gold Corporation, Inc. is an active and progressive public exploration and development company. The Company's main focus is its recently acquired VMS deposit (Marg Property) and its Mount Hinton gold and silver exploration project in the Central Yukon Territory of Canada. These properties lie within the Tombstone Gold Belt, world renowned for the discovery of major gold and base metal deposits. The Company recently listed its shares on the TSX and raised sufficient capital to carry out its 2006 property work programs. Currently, there are approximately 17.8 million of the Company's common shares outstanding.

For More Information,

Yukon Gold Corporation, Inc.       The Buick Group
Paul Gorman                        John Ruby
(416) 865-9869                     (416) 915-0915 ext 301
Toll Free (800) 295-0671           Toll Free (877) 748-0914
E: pgorman@yukongoldcorp.com       E: jruby@buickgroup.com


FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.